Exhibit 99.1

CyrusOne Inc. Announces Public Offering of Common Stock

DALLAS  —  March 30, 2015 — CyrusOne Inc. (NASDAQ:CONE) (“CyrusOne”) announced today that it has commenced the public offering of 12,200,000 shares of its common stock. All of the shares of common stock are being offered by CyrusOne. The underwriters will be granted an option to purchase up to 1,830,000 additional shares of common stock from CyrusOne at the public offering price, less underwriting discounts.

Citigroup, Morgan Stanley, Barclays, Deutsche Bank Securities, Goldman, Sachs & Co. and J.P. Morgan are acting as joint-bookrunners for the offering. PNC Capital Markets LLC, Regions Securities LLC and UBS Investment Bank are acting as co-managers for the offering.

CyrusOne expects to use the net proceeds of the offering to acquire 12,200,000 common units (or 14,030,000 common units if the underwriters exercise their option to purchase additional shares of CyrusOne’s common stock in full, assuming one common unit will be purchased for every share of common stock issued by CyrusOne in the offering) of limited partnership interests in CyrusOne’s operating partnership, CyrusOne LP, from two subsidiaries of Cincinnati Bell Inc. (“Cincinnati Bell”).

Upon completion of this offering, Cincinnati Bell expects to effectively own approximately 24.8% (or approximately 22.0% if the underwriters exercise their option to purchase additional shares of CyrusOne’s common stock in full) of CyrusOne through its interests in the outstanding shares of common stock of CyrusOne and its interests in the common units of limited partnership interest of CyrusOne LP, which are exchangeable, at CyrusOne’s election, into shares of common stock of CyrusOne on a one-for-one basis.

The shares are being offered pursuant to a shelf registration statement that has been declared effective by the Securities and Exchange Commission (“SEC”). The offering will be made only by means of the prospectus supplement and accompanying prospectus. The preliminary prospectus supplement and accompanying prospectus related to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. A copy of the preliminary prospectus supplement and accompanying prospectus related to the offering may be obtained by contacting Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by calling (800) 831-9146; Morgan Stanley, 180 Varick Street, 2nd Floor, New York, New York 10014, Attention: Prospectus Department; Barclays, c/o Broadridge Financial Solutions, 1155, Long Island Avenue, Edgewood, New York 11717, by calling (888) 603-5847 or by emailing Barclaysprospectus@broadridge.com; Deutsche Bank Securities, Attention: Prospectus Group, 60 Wall Street, New York, New York 10005-2836, by calling (800) 503-4611 or by emailing prospectus.cpdg@db.com; Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Prospectus Department, by calling (866) 471-2526 or by emailing prospectus-ny@ny.email.gs.com; or J.P. Morgan, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Attention: Prospectus Department, by calling (866) 803-9204 or by emailing prospectus-eq_fi@jpmchase.com.

This news release shall not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About CyrusOne

CyrusOne Inc. (NASDAQ:CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. CyrusOne provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for more than 665 customers, including nine of the Fortune 20 and 144 of the Fortune 1000 or private or foreign enterprises of equivalent size.

CyrusOne’s data center offerings provide the flexibility, reliability and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management and service delivery throughout its 25 data centers worldwide.

Safe Harbor

This release contains forward-looking statements regarding future events and CyrusOne’s future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which CyrusOne operates and the beliefs and assumptions of its management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of CyrusOne’s future financial performance, its anticipated growth and trends in its businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause CyrusOne’s actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents CyrusOne files with the SEC. More information on potential risks and uncertainties is available in CyrusOne’s recent filings with the SEC, including CyrusOne’s Form 10-K report and Form 10-Q and Form 8-K reports and its registration statement (No. 333-194770 on Form S-3). Actual results may differ materially and adversely from those expressed in any forward-looking statements. CyrusOne undertakes no obligation to revise or update any forward-looking statements for any reason.

Source: CyrusOne Inc.

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Investor Relations

Michael Schafer

972-350-0060

investorrelations@cyrusone.com

Media

Jacob Smith

513-671-3811

cyrusone@gyro.com